As filed with the Securities and Exchange Commission on August 24, 1998.

                                                       Registration No. 33-39826





                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                                    --------

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                                  ------------

                                 CMP GROUP, INC.

             (Exact name of registrant as specified in its charter)

              Maine                                            01-0519429
 (State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                      83 Edison Drive, Augusta, Maine 04336
           (Address of principal executive office, including zip code)

                               ------------------

                                 CMP Group, Inc.
              Dividend Reinvestment and Common Stock Purchase Plan
                            (Full title of the plans)


                               Anne M. Pare, Esq.

                   Treasurer, Corporate Counsel and Secretary

                                 CMP Group, Inc.

                                 83 Edison Drive

                                 Augusta, Maine

                                 (207) 623-3521

(Name, address, and telephone number, including area code, of agent for service)

                                   Copies to:
                         E. Ellsworth McMeen, III, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                              125 West 55th Street
                            New York, New York 10019
                                 (212) 424-8000


                               ------------------

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. |X|

                               ------------------

Pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), CMP Group, Inc., a Maine corporation, as successor issuer to Central Maine Power Company, a Maine corporation, hereby adopts this registration statement, as amended, for all purposes under the Securities Act and Securities Exchange Act of 1934, as amended.

                  Subject to completion, dated August 24, 1998

                              PROSPECTUS SUPPLEMENT

                                 CMP GROUP, INC.
              DIVIDEND REINVESTMENT AND COMMON STOCK PURCHASE PLAN


     This Prospectus Supplement amends the Prospectus, dated June 12, 1991, and should be read in conjunction with that document.

     This Prospectus Supplement relates to an effective registration statement under the Securities Act of 1933, and is subject to completion or amendment. These securities may not be sole nor may offers to buy be accepted without delivery of a final prospectus or prospectus supplement. This Prospectus Supplement shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     On August 21, 1998, Central Maine Power Company ("Central Maine") filed with the Secretary of State of the State of Maine Articles of Merger providing that, effective September 1, 1998, pursuant to the Agreement and Plan of Merger among Central Maine, CMP Merger Co. and CMP Group, Inc. ("CMP Group" or "Registrant"), the outstanding shares of Common Stock, $5.00 par value, of Central Maine ("Central Maine Common Stock") are to be exchanged automatically on a share-for-share basis for shares of Common Stock, $5.00 par value, of CMP Group ("CMP Group Common Stock"), and Central Maine will become a subsidiary of CMP Group.

     In connection with the creation of the holding company structure, CMP Group will assume the obligations and liabilities of Central Maine under the Dividend Reinvestment and Common Stock Purchase Plan (the "Plan"). CMP GROUP COMMON STOCK WILL BE ISSUED PURSUANT TO THE PLAN INSTEAD OF CENTRAL MAINE COMMON STOCK. CMP Group Common Stock has been approved for listing on the New York Stock Exchange and will trade under the same trading symbol (CTP) as Central Maine Common Stock previously traded.

     CMP Group will have, immediately after the implementation of the holding company structure, the same directors and the same consolidated assets, liabilities and shareholders' equity as Central Maine immediately prior to such implementation. The implementation of the holding company structure will not result in any change in Central Maine's operation of its business, which primarily involves the generating, purchasing, transmitting, distributing and selling of electrical energy for the benefit of retail customers in southern and central Maine and wholesale customers, principally other utilities. Central Maine will continue to operate under the name "Central Maine Power Company."

     Following September 1, 1998, eligible participants in the Plan include (a) holders of record of CMP Group Common Stock, as well as holders of record of Preferred Stock of CMP Group and/or Central Maine; (b) any employee of CMP Group or any of its subsidiaries (including, without limitation, Central Maine); and
(c) any electric service customer of Central Maine who resides in Maine and any family member who is at least 18 years of age and who resides with such customer.

     CMP Group expressly adopts Central Maine's Registration Statement No. 33-39826 on Form S-3, as filed with the Securities and Exchange Commission on April 9,

1991, as CMP Group's own registration statement for all purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.


     The date of this Prospectus Supplement is _____________, 1998.

P R O S P E C T U S

                           Central Maine Power Company
                       Edison Drive, Augusta, Maine 04336
                                 (207) 623-3521

              Dividend Reinvestment and Common Stock Purchase Plan
                                -----------------

     The Dividend Reinvestment and Common Stock Purchase Plan (the "Plan") of Central Maine Power Company (the "Company") provides holders of record of shares of its Common Stock and Preferred Stock (collectively, "Stock"), as well as employees and electric service customers of the Company who reside in Maine, with a simple and convenient method of purchasing shares of Common Stock of the Company without payment of any brokerage commission or service charge. Although holders of record of Preferred Stock of the Company may participate, the Plan provides for the purchase of Common Stock only. Shares of Common Stock of the Company purchased under the Plan may be original issue shares and/or open market shares, in the discretion of the Company.

     Each participant in the Plan who is an existing shareholder of record may:

          -- have cash dividends on all of his or her shares of Stock automatically reinvested, and if the participant so chooses, he or she may make optional cash payments of not less than $10 per payment and up to $40,000 per year in the aggregate; or

          -- have cash dividends on fewer than all of his or her shares of Stock (but not less than the cash dividends on 25 shares of Stock registered in the shareholder's name) automatically reinvested, and if the participant so chooses, he or she may make optional cash payments of not less than $10 per payment and up to $40,000 per year in the aggregate; or

          -- continue to receive cash dividends on all shares of Stock, but invest in the Common Stock of the Company by making optional cash payments of not less than $10 per payment and up to $40,000 per year in the aggregate.

     Each employee, customer of the Company who resides in Maine and each family member 18 years of age and older who resides with any such customer, and is not a shareholder of record, may join the Plan by making an initial cash investment of at least $25 and up to $40,000 per year in the aggregate, which will be used to purchase shares of Common Stock for his or her account.

                                -----------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                      PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.
                                -----------------


                  The date of this Prospectus is June 12, 1991.

     Dividends on all shares of Common Stock purchased under the Plan with reinvested dividends and optional cash payments will be automatically reinvested in additional shares of Common Stock.

     With respect to original issue shares of Common Stock purchased with reinvested cash dividends on Common Stock (that is, not with optional cash payments), the purchase price to participants (as further discussed in Question 24 under "Description of the Plan") will be at a 5% discount from the average of the closing price for the Company's Common Stock as reported for the New York Stock Exchange Composite Transactions for the last five trading days prior to (but not including) the last trading day of the month. The per share purchase price of original issue shares of Common Stock purchased with any form of optional cash payment and Preferred Stock dividends will be the average closing price of the five trading days starting with the tenth trading day before the last trading day of the month and ending on the sixth trading day before the last trading day of the month. With respect to shares of Common Stock of the Company purchased on the open market, the purchase price will be the average price of such shares purchased on the open market by Kidder, Peabody & Co., Incorporated, the agent designated to purchase shares for the Plan, or any successor thereto. (For a discussion of the purchase price and date(s) of purchase and other features of the Plan with respect to purchases, see "Description of the Plan" below.)

     For a summary discussion of the federal income tax consequences relating to participation in the Plan and to the disposition of shares purchased pursuant to the Plan, see "Federal Income Tax Information" below. Participants are urged, however, to consult with their own tax advisors with respect to the tax consequences applicable to them.

     Although the Plan contemplates the continuation of quarterly dividend payments on the Company's Common Stock, the payment of dividends will depend upon future earnings, the financial condition of the Company and other factors.

     The outstanding shares of Common Stock of the Company are, and the shares offered hereby, upon notice of issuance, will be, listed on the New York Stock Exchange.


                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information as of particular dates concerning directors and officers of the Company, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604, and at 75 Park Place, New York, New York 10007. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is listed on the New York Stock Exchange, where reports, proxy statements and other information concerning the Company can also be inspected.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference into this Prospectus:

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1990.

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991.

     3. The Company's Current Reports on Form 8-K dated February 28, 1991 and March 29, 1991.

     All documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated into this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to William M. Finn, Esq., Secretary and Clerk, Central Maine Power Company, Edison Drive, Augusta, Maine 04336,
(207) 623-3521.

                                   THE COMPANY

     The Company, a Maine corporation organized in 1905, is an investor-owned electric utility engaged in the generation, purchase, transmission, distribution and sale of electric energy in the southern and central part of Maine. Its principal executive offices are located at Edison Drive, Augusta, Maine 04336, and its telephone number is (207) 623-3521.


                             DESCRIPTION OF THE PLAN

     The following is a question-and-answer statement of the provisions of the Plan. For convenience of reference, the definitions of certain terms are included below.

Definitions

Authorization Form       The form completed  by an Employee or  Customer to join
                         the Plan.

Cash Deadline            The eleventh business  day preceding the  last business
                         day of the month.

Customer An electric service customer of the Company who resides in Maine and any family member who is at least 18 years of age and who resides with such customer.

Designated Agent         The   agent,   currently   Kidder,   Peabody   &   Co.,
                         Incorporated, appointed by the Company from time to time, to act on behalf of participants in buying Common
                         Stock on the open market.

Employee                 An employee of the Company who resides in Maine.

Initial Investment       The  initial  payment delivered  with an  Authorization
                         Form for an amount (not less than $25 and not more than $40,000) which is required of a Customer or Employee, who is not a Shareholder, upon joining the Plan.

optional cash  payments  Cash payments  made to the Company,  from time to time, by a participant in the Plan of not less than $10 per payment and not more than $40,000 per year in the aggregate.

original issue shares    Authorized and  unissued shares  of Common Stock of the
                         Company.

Shareholder              A holder of record of shares of Stock of the Company.

Shareholder Authorization  The form completed by a Shareholder to join the Plan.
   Form

Stock                      The Common Stock and Preferred Stock of the Company.


Purpose

     1. What is the purpose of the Plan?

     The purpose of the Plan is to provide Shareholders, Employees and Customers with a simple and convenient method of acquiring shares of the Company's Common Stock. The Plan allows Shareholders to invest cash dividends on shares registered in such Shareholder's name in additional shares of the Company's Common Stock and provides such Shareholders, Employees and Customers of the Company the opportunity to acquire shares of the Company's Common Stock through optional cash payments without payment of any brokerage commission or service charge. (See Question 6 for details as to eligibility for participation in the Plan.) The shares of Common Stock purchased may be, in the Company's discretion, original issue shares of Common Stock purchased directly from the Company and/or shares of Common Stock purchased on the open market. When original issue shares of Common Stock are purchased directly from the Company, the Company will receive new equity capital funds. (See "Use of Proceeds".)

Administration

     2. Who administers the Plan for participants?

     Administration is shared between the Designated Agent and the Company. The Company will administer the Plan, keep a regular record of each participant's Plan transactions and send a statement of account or an acknowledgment for each month in which a transaction takes place. The Designated Agent acts on behalf of participants in buying shares of Common Stock on the open market.

     The  Company   reserves  the  right  to  make  such   additional  or  other
arrangements for the administration of the Plan as it deems appropriate.

     3. Where should correspondence and telephone communications regarding the Plan be directed?

         Any correspondence concerning the Plan should be sent to:

         Shareholder Services
         Central Maine Power Company
         Edison Drive
         Augusta, Maine 04336

     Shareholder  Services  representatives  may also be reached by telephone at
(207) 623-3521.

     4. Who purchases the shares for the Plan?

     If the Company elects to utilize outstanding shares of Common Stock for the purposes of the Plan by making purchases on the open market, the Designated Agent will make all such open market purchases as are necessary to meet the requirements of the Plan. The Company does not exercise any direct or indirect control over the prices or timing of purchases made by the Designated Agent on the open market. If open market purchases are not made, the shares issued under the Plan will be original issue shares of Common Stock purchased directly from the Company.

     5. What are the costs to participants in connection with purchases under the Plan?

     Participants are not required to pay a commission or charge of any kind in connection with any purchase of Common Stock under the Plan. All such charges will be paid by the Company. However, beneficial owners of Stock who arrange to participate indirectly in the Plan through brokers or other nominees may incur additional fees or commissions in connection with such participation.

     If a participant elects to have his or her shares sold upon withdrawal from the Plan, the participant will pay all brokerage fees and transfer taxes associated with such sale. All fractional shares of Common Stock credited to a participant's account will be sold upon the participant's withdrawal from the Plan. Upon the sale of such fractional shares, the participant will receive a check for the proceeds, reflecting a deduction for the brokerage commission incurred and any associated transfer taxes. (See Question 27.)

     All fees incurred for administration of the Plan will be paid by the Company.

Participation

     6. Who is eligible to participate?

     (a)   Shareholder.   Subject  to  the  following,   the  Plan  is  open  to
participation  by a holder  of  record  of  shares  of Stock of the  Company  (a
"Shareholder"), which shares are owned prior to enrollment in the Plan. Beneficial owners whose shares of Stock are registered in other than their own names (for example, in the name of a broker or other nominee) either must make appropriate arrangements with their broker or other nominee to participate in the Plan on their behalf or must have their shares transferred into their names in order to be eligible to participate directly in the Plan.

     Indirect participation in the Plan by beneficial owners through brokers or other nominees may be on terms and conditions which differ from those set forth in this Prospectus, in which case the terms and conditions established by each broker or other nominee will govern such indirect participation. Such terms and conditions may include limitations on participation in the Plan and the requirement that the beneficial owner pay a commission or service charge to the broker or other nominee. Certain features of the Plan, including, for example, investment of optional cash payments, may not be available to beneficial owners participating indirectly in the Plan through brokers or other nominees. The Company may from time to time, if permissible under applicable law, enter into arrangements with brokers or other nominees in order to facilitate indirect participation in the Plan by beneficial owners, but, as of the date of this Prospectus, no such arrangement has been made.

     (b) Employee. The Plan is open to participation by any employee of the Company who resides in Maine (an "Employee").

     (c) Customer. The Plan is open to participation by any electric service customer of the Company who resides in Maine and any family member who is at least 18 years of age and who resides with such customer (a "Customer").

     7. What options are available to participants in the Plan?

     (a) Shareholder participants in the Plan may:

          (i) have cash dividends on all shares of Stock registered in their names automatically reinvested in Common Stock, and if the participant so chooses, he or she may make optional cash payments; or

          (ii) have cash dividends on fewer than all shares of Stock registered in their names (but not less than the cash dividends on 25 shares of Stock registered in their names) automatically reinvested, and if the participant so chooses, he or she may make optional cash payments; or

          (iii) continue to receive cash dividends on all shares of Stock registered in their names and purchase Common Stock by making optional cash payments.

     (b) Employees and Customers who are not Shareholders may join the Plan by making an Initial Investment of at least $25 and may thereafter make optional cash payments.

     The Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. In addition, dividends on all whole and fractional shares held in participants' accounts will be reinvested in shares of Common Stock and such shares will be credited to such accounts.

     8. How do eligible Shareholders, Employees and Customers participate?

     Shareholders may become participants in the Plan by completing, signing and returning a Shareholder Authorization Form to the Company. Employees and Customers may become participants in the Plan by completing, signing and returning an Authorization Form to the Company. Such forms may be obtained from the Company on written request. Employees or Customers who are not Shareholders also must make an Initial Investment when the Employee or Customer returns the Authorization Form in order to become a Plan participant. A pre-addressed, postage-paid envelope is provided for this purpose. Additional Shareholder Authorization Forms and Authorization Forms may be obtained at any time upon written request to the Company.

     Beneficial owners of Stock who wish to participate indirectly in the Plan must arrange such participation with their broker or other nominee.

     Participants in a comparable pre-existing plan of the Company need take no action to continue to participate in the Plan. Shareholder participants may change investment options by signing a new Shareholder Authorization Form and returning it to the Company. (See Question 12.) Participants may elect to discontinue participation by giving written notice to the Company. (See Questions 27 and 28).

     9. What do the forms for enrollment in the Plan provide?

     The Shareholder Authorization Form and Authorization Form serve to initiate participation in the Plan, appoint the Company and the Designated Agent as the participant's agents under the Plan and, in the case of Shareholder participants, indicate the type of participation in the Plan desired. With respect to the reinvestment of dividends, the Shareholder Authorization Form directs the Company to invest in the Company's Common Stock the cash dividends on all or a portion of the Stock registered in the participant's name if such participant elects to reinvest dividends and in all cases to invest in the Company's Common Stock the cash dividends on the shares credited to the participant's account under the Plan.

     The Shareholder Authorization Form allows a Shareholder participant to elect to reinvest dividends on all or a portion of his or her Stock in additional shares of Common Stock and/or to make optional cash payments to purchase additional shares of Common Stock. A Shareholder may elect to continue receiving cash dividends paid on his or her shares while having the option of making cash purchases of Common Stock through the Plan. If only the Optional Cash Payment box on the Shareholder Authorization Form is checked, a Shareholder will continue to receive cash dividends on all shares registered in the Shareholder's name in the usual manner, but any optional cash payment received and dividends on all full or fractional shares purchased under the Plan and credited to the Shareholder's Plan account, will be applied to the purchase of additional shares of Common Stock under the Plan.

     The Authorization Form allows Employees and Customers who are not Shareholders to participate in the Plan by making optional cash payments for the purchase of Common Stock through the Plan. Dividends on all full or fractional shares purchased under the Plan and credited to the participant's Plan account will be applied to the purchase of additional shares of Common Stock under the Plan.

     If the dividends to be reinvested, or those dividends plus the cash to be invested pursuant to the optional cash payment procedure, are not exactly equal to the cost of one or more full shares, the Company will credit the participant with a fraction of a share computed to three decimal places.

     10. When may eligible Shareholders, Employees and Customers join the Plan?

     Participation in the Plan is voluntary. Eligible Shareholders, Employees and Customers may join the Plan at any time. Shareholder Authorization Forms and Authorization Forms, which are required for enrollment in the Plan, may be obtained from the Company's Shareholder Services Department upon written request.

     Shareholder participation with respect to the reinvestment of dividends on Stock registered in the Shareholder's name will commence with the first dividend payable following receipt by the Company of the signed Shareholder Authorization Form if such form is received by Shareholder Services at least one day prior to the particular dividend record date on which he or she wishes to begin purchases with reinvested dividends. If a Shareholder Authorization Form is not received by that time, the dividend will be paid in cash and participation will commence on the following dividend payment date.

     Shareholder, Employee and Customer participation with respect to optional cash purchases of Common Stock will commence when the Company receives the signed Shareholder Authorization Form or Authorization Form and a check or money order for the optional cash payment, as further described in the answer to Question 21.

     Participants are not required to remain enrolled in the Plan and may discontinue participation at any time by following the procedure discussed below in the answers to Questions 27 and 28.

     11. If an Employee participant ceases to be employed by the Company or if a Customer participant ceases to be a Customer (whether by ceasing to be a customer or to reside with a customer of the Company), may the Employee or Customer continue to participate in the Plan?

     As long as any fraction of a share has been credited to the participant's Plan account, the participant may continue to participate in the Plan as a Shareholder even if the participant is no longer an Employee or a Customer.

     12. How may a Shareholder participant change options under the Plan?

     A Shareholder participant may change investment options by signing a new Shareholder Authorization Form and returning it to the Company's Shareholder Services Department. A Shareholder Authorization Form may be obtained from the Company upon written request. Any change in options with respect to reinvestment of dividends must be received by the Company in a timely manner in order to be effective for a particular dividend. (See Question 10.)

Reinvestment of Cash Dividends

     13. How will cash dividends payable to a Plan participant be reinvested?

     The Company, at its option, will use cash dividends as the consideration for original issue shares and/or will forward a participant's cash dividend to the Designated Agent, who will purchase shares of Common Stock on the open market.

     14. May a Shareholder reinvest dividends on only a portion of all shares owned?

     A Shareholder may participate in the Plan with respect to fewer than all of the shares of Stock registered in the Shareholder's name. The Shareholder may indicate on the Shareholder Authorization Form the number of shares for which he or she has elected to reinvest dividends, which, if fewer than all the shares, must be at least 25 of the shares registered in the Shareholder's name. No matter what investment option a Shareholder participant elects and no matter how many shares a Shareholder designates on the Shareholder Authorization Form, dividends on all shares credited to a Shareholder participant's Plan account will automatically be reinvested. The remainder of cash dividends payable to a Shareholder participant, if any, will be forwarded to him or her in accordance with the Company's customary procedure as in effect at such time.

     15. When will shares of Common Stock be acquired with reinvested dividends?

     The date for the purchase of original issue shares of Common Stock with reinvested Common Stock dividends corresponds to the dividend payment date for shares of Common Stock. Cash dividends on the Company's Common Stock are generally payable on the last business day of January, April, July and October of each year. With respect to open market purchases, the Designated Agent, at its sole discretion, will determine the exact timing of purchases made on the open market, and will purchase Common Stock with reinvested dividends as promptly as practicable, consistent with the Designated Agent's fiduciary obligations. In any event, such purchases will be made within 30 days after notification to the Designated Agent by the Company of the amount of the reinvested dividends. The date for the purchase of shares of Common Stock with reinvested Preferred Stock dividends corresponds to the date for purchases made with optional cash payments. (See Question 21 for information regarding dates for acquisition of Common Stock with the use of optional cash payments.)

     No interest will be paid by the Company or the Designated Agent on reinvested dividends pending their investment in Common Stock.

     No matter what investment option a Shareholder participant elects and no matter how many shares a Shareholder designates on the Shareholder Authorization Form, dividends on all shares held in a participant's Plan account will automatically be reinvested.

Optional Cash Payments

     16. How does the optional cash payment plan work?

     Shareholders who elect to participate by making optional cash payments in addition to reinvesting cash dividends on shares of Stock registered in their names may make their initial optional cash payment by sending a check or money order to the Company either with the completed Shareholder Authorization Form or at any subsequent time with a completed optional cash investment stub, which is attached to the account statement sent to participants after each dividend reinvestment or optional cash payment for the participant's account.

     Shareholders who elect to make only optional cash payments (and not to reinvest dividends), and Employees and Customers enrolling in the Plan, must make their initial cash payment at the time the completed Shareholder Authorization Form or Authorization Form is sent to the Company by enclosing a check or money order payable to the Company with such form. Participants may make any number of optional cash payments in each calendar year, but such optional cash payments must be at least $10 per payment and not more than $40,000 per year in the aggregate for each taxpayer identification number or social security number. An Employee or a Customer who is not already a Shareholder must make an Initial Investment when enrolling in the Plan. Thereafter, Shareholders, Employees and Customers may make optional cash payments at any time by sending a check or money order to the Company with a completed optional cash investment stub, which is attached to the account statement, and which also may be requested from Shareholder Services.

     A participant may also make optional cash payments to the Company by authorizing automatic withdrawals from the participant's bank account. (See Question 19.) Employees may elect to make optional cash payments through payroll deductions. (See Question 20.) ALL OPTIONAL CASH PAYMENTS MUST BE SENT TO THE ATTENTION OF SHAREHOLDER SERVICES AND MUST BE MADE PAYABLE TO CENTRAL MAINE POWER COMPANY.

     There is no obligation to make any optional cash payment. The amount of each optional cash payment may vary, but each payment must be at least $10 and may not exceed $40,000 per year in the aggregate, except that the first optional cash payment (the Initial Investment as defined herein) for Employees or Customers joining the Plan must be at least $25. Optional cash payments of less than $10 per payment or more than $40,000 per year in the aggregate will be returned to the participant. Dividends on shares purchased under this option will automatically be reinvested in additional shares of Common Stock.

     Optional cash payments must be received on or before the Cash Deadline in order to be included in that month's investment period. Optional cash payments received after that date will be retained by the Company and invested in the following month,

     If the cash to be invested pursuant to the optional cash payment procedure is not exactly equal to the cost of one or more full shares, the Company will credit the participant's account with a fraction of a share computed to three decimal places. Participants may not specify the number of shares to be purchased nor may they specify the price at which shares are to be purchased. The number of shares to be purchased, and the price, are determined as set forth in the Plan.

     17. How will optional cash payments be invested?

     Optional cash payments will be invested on a monthly basis. At the option of the Company, the Designated Agent will apply optional cash payments to the open market purchase of shares of Common Stock for the account of such participants and/or the optional cash payment will be used as consideration for original issue shares.

     18. Can a Customer's optional cash payments be submitted with his or her utility bills?

     No. Customer optional cash payments must be sent to Shareholder Services and not with the payment of the utility bill. Such optional cash payments will only be accepted when accompanied by the optional cash investment stub periodically sent to each participant in the Plan. (See Question 16.)

     19. How may automatic optional cash payments be made on a monthly basis?

     Any person who participates directly in the Plan may authorize the Company to make monthly withdrawals of funds of a fixed amount of $10 or more (up to $40,000 per year in the aggregate) from the participant's bank account, if permitted by the participant's bank, for the purpose of automatically investing in additional shares of Common Stock. A participant who wishes to elect this service must obtain an Automatic Investment Option Form from Shareholder Services, complete the form and return it to Shareholder Services. This program is voluntary, and a participant may withdraw at any time. The Company may terminate the entire automatic optional cash payment program at any time. Individuals who do not wish to participate in the program but who nevertheless desire to make periodic optional cash payments may do so by following the procedures set forth under Question 16 above.

     20. May an Employee make optional cash payments through payroll deductions?

     Yes. If an Employee elects payroll deductions on the Payroll Deduction Authorization Form, which may be obtained from Shareholder Services, the Company will deduct the amount specified by the Employee, which amount must be at least $10 per payment and may aggregate up to $40,000 per year, from his or her paycheck. As provided in the Payroll Deduction Authorization Form, deductions may be made (1) each pay period, (2) the first four pay periods of each month or
(3) the first pay period of each month. The Payroll Deduction Authorization Form must be received by Shareholder Services two weeks before the payday on which the Employee wishes to begin deductions. In the event the Common Stock is to be purchased on the open market, the Company will forward the amount of such payroll deductions to the Designated Agent.

     21. When will optional cash payments be invested under the Plan?

     Purchases of Common Stock with optional cash payments will be made on a monthly basis. If the Common Stock is to be purchased on the open market, the date or dates for purchase will occur as soon as practicable, consistent with the Designated Agent's fiduciary obligations, after the Company notifies the Designated Agent of the amount of optional cash payments for that month but, in any event, within 30 days thereafter. If the Common Stock to be purchased consists of original issue shares to be purchased directly from the Company, the date for such purchase will be the last business day of the month. Any optional cash payment received after the Cash Deadline will be invested with the optional cash payments received in the following month.

     No interest will be paid by the Company or the Designated Agent on optional cash payments pending their investment in Common Stock.

     ALL CASH DIVIDENDS ON SHARES HELD IN THE PLAN FOR ALL PARTICIPANTS ARE AUTOMATICALLY REINVESTED IN ADDITIONAL SHARES OF COMMON STOCK.

Purchases

     22. How are shares of Common Stock acquired under the Plan?

     In connection with any reinvestment of dividends and/or purchases made with optional cash payments, the Company will, in its discretion, (1) utilize such funds as consideration for original issue shares; or (2) direct the Designated Agent to purchase shares in transactions on the open market; or (3) use a combination of both.

     23. How many shares of Common Stock will be purchased for participants?

     Each participant's account will be credited with the number of shares, including fractions thereof computed to three decimal places, equal to the sum of (1) any dividends to be invested on the participant's behalf divided by the purchase price of a share of Common Stock purchased with dividends plus (2) any optional cash payments divided by the purchase price of a share of Common Stock purchased with optional cash payments. The purchase price of a share of Common Stock will be calculated as described in the answer to Question 24.

     24. What will be the price of Common Stock purchased under the Plan?

     The price of shares of Common Stock purchased on the open market (computed to three decimal places) with respect to any investment period for reinvested dividends will be the average price of all such shares of Common Stock purchased by the Designated Agent, as agent for participants in the Plan, during such investment period with the proceeds of any dividends. The price of shares of Common Stock purchased on the open market (computed to three decimal places) with respect to any investment period for optional cash payments will be the average price of all such shares of Common Stock purchased by the Designated Agent, as agent for participants in the Plan, during such investment period with the proceeds of any optional cash payments to be invested.

     The price of any original issue shares purchased from the Company (computed to three decimal places) with respect to any investment period for Common Stock dividends will be 95% of the average of the closing prices for the Company's Common Stock as reported for the New York Stock Exchange Transactions for the last five trading days of the month prior to (but not including) the last trading day of the month. (See Question 15 for a discussion of purchase dates.)

     The price of any original issue shares purchased from the Company (computed to three decimal places) with respect to the investment period for optional cash payments and Preferred Stock dividends will be the average of the closing prices for the Company's Common Stock as reported for the New York Stock Exchange Transactions for five trading days starting with the tenth trading day prior to the last trading day of the month and ending on the sixth trading day prior to the last trading day of the month.

     In the event that both open market purchases and original issue purchases from the Company are made with respect to a single investment period, such combination of shares will be allocated to each individual participant's account on a pro rata basis or otherwise in the discretion of the Company.

Stock Certificates

     25. Will certificates be issued for Common Stock purchased under the Plan?

     Certificates for shares of Common Stock purchased under the Plan will not be issued to participants. The number of shares of Common Stock credited to an account under the Plan will be shown on the participant's statement of account.

     A direct participant in the Plan may, at any time, upon his or her written request to Shareholder Services, withdraw any or all of the whole shares of Common Stock credited to the participant's account from the Plan (see Questions 27 and 28), and certificates for such shares of Common Stock will be issued to such participant. A cash payment will be made by check to such participant for the proceeds of any fractional share (net of the brokerage commission and any applicable transfer tax) withdrawn from his or her account under the Plan; provided, however, that if the amount of such cash payment is less than $1.00 no check will be issued to such withdrawing participant. Certificates will be issued in the name in which the certificates of the Shareholder participant were registered at the time such participant entered the Plan, or, in the case of an Employee, in his or her name (or in his or her name and the name of a co-owner, if he or she has designated a co-owner on the Payroll Deduction Authorization
Form). In the case
of a Customer participant, certificates will be issued in the participant's name as set forth in the participant's statement of account. If fewer than all Plan shares are withdrawn, any remaining full shares of Common Stock for which certificates are not requested and any fractional shares of Common Stock will continue to be held in the participant's account under the Plan. Certificates for fractional shares of Common Stock cannot be issued under any circumstances.

     26. May Common Stock held pursuant to the Plan be pledged?

     Shares credited to a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that the certificates be issued in his or her name.

Withdrawal From the Plan

     27. How may a participant withdraw from the Plan?

     A person participating directly in the Plan may discontinue participation in the Plan and terminate his or her account at any time by providing written notification to Shareholder Services, Central Maine Power Company, Edison Drive, Augusta, Maine 04336, that he or she wishes to withdraw from the Plan. As soon as practicable following receipt from the participant of notice of withdrawal, the Company will send the participant certificates for the full shares in his or her account. If the participant so requests in writing, the Company will arrange to sell such shares through a registered broker and send such participant a check for the proceeds as soon as practicable after the broker has sold the shares. The Company, however, does not exercise any direct or indirect control over the price or timing of any such sales of shares by the registered broker. The participant must pay the brokerage commission and any transfer tax associated with such sale, which amounts will be deducted from the check for the proceeds of the sale.

     Whether the participant requests the Company to sell the shares in his or her account or requests certificates for such shares, the participant's interest in fractional shares will be paid in cash; provided, however, that if the amount of such cash payment is less than $1.00 no check will be issued.

     Any participant enrolled in the Automatic Investment Program must send a written request to the Company's Shareholder Services Department for discontinuance of automatic monthly investments in addition to the written notification of withdrawal from the Plan as described in the answer to Question
28. An Employee withdrawing from the Plan who has elected payroll deductions must send to the Company's Payroll Department a written request for discontinuance of payroll deductions in addition to the written notification of withdrawal from the Plan as described in the answer to Question 28.

     Beneficial owners participating indirectly in the Plan through brokers or other nominees must contact their broker or nominee regarding withdrawal from the Plan.

     28. When may a participant withdraw from the Plan?

     Persons participating directly in the Plan may withdraw any or all shares of Common Stock credited to their accounts from the Plan at any time by notifying Shareholder Services in writing. If the request to withdraw is received prior to the ex-dividend date for any dividend payment date on which the dividends would otherwise be reinvested for a participant (the "Ex-Dividend Date"), the dividend reinvestment feature will be terminated on the day of receipt of the request by Shareholder Services. If the request to withdraw is received by Shareholder Services on or after the Ex-Dividend Date, the dividend paid will be reinvested for the participant's account. The request for withdrawal will then be processed as promptly as possible.

     Any optional cash payment which had been sent to Shareholder Services prior to the request for withdrawal will be invested on the next date for purchase of shares of Common Stock for the account of such participant unless return of the amount is requested at least one business day prior to the Cash Deadline for the month. The Company will not pay interest on any terminated investments.

     Beneficial owners participating indirectly in the Plan through brokers or other nominees must contact their brokers or nominees regarding withdrawal from the Plan.

     The written request for the discontinuance of payroll deductions sent by an Employee to the Payroll Department will normally take one week to become effective. During the interim period the Company may continue to withhold payroll deductions, but if the Employee has notified the Payroll Department of his or her withdrawal from the Plan ten business days prior to the Cash Deadline for the month, the amount withheld will be returned along with any other accumulated payroll deductions.

     The written request for discontinuance of participation in the Automatic Investment Program will normally take one week to become effective. During the interim period the Company may continue to make withdrawals from the bank account, but if the participant has notified Shareholder Services of his or her withdrawal from the Plan three business days prior to the Cash Deadline for the month, any funds drawn by the Company from the participant's bank account will be returned to the participant.

Sale of Shares

     29. What happens when a participant sells or transfers all shares of Stock of the Company registered in his or her name?

     If a participant sells or transfers all of the shares of Stock registered in his or her name but maintains shares in his or her Plan account, dividends will continue to be invested on the balance in the participant's Plan account and the participant may continue to make optional cash payments.

Reports

     30. What reports will be sent to participants in the Plan?

     After dividend reinvestments or purchases of Common Stock made with optional cash payments, the Company will send a detailed statement to each person participating directly in the Plan and for whose account dividends have been reinvested and/or purchases of Common Stock with optional cash payments have been made. The statement will provide pertinent information with respect to such participant's account, including the aggregate number of shares purchased, total Plan shares held by the Company for the account of the participant, dividends received, dividends reinvested, optional cash payments invested in Common Stock and purchase price per share of the Common Stock. Cumulative transaction information on a calendar year basis will be included in each statement. These statements should be retained for income tax purposes.

     In addition, each participant will receive copies of the same communications sent to record and beneficial holders of Common Stock of the Company each year, including the Company's interim reports, annual reports, notice of annual meeting and proxy statement, as well as any income tax information for reporting dividends paid or reinvested.

Other Information

     31. What happens if the Company has a rights offering?

     A participant's entitlement in a rights offering will be based upon the number of shares of Common Stock credited to his or her account under the Plan. Such rights will be mailed directly to the participant in the same manner as to shareholders of record who are not participating in the Plan. Rights certificates will be issued for the nearest number of whole shares only.

     32. What happens if the Company declares a stock dividend or splits its Common Stock shares?

     Any stock dividend or split shares of Common Stock distributed by the Company on shares of Common Stock credited to the account of a participant under the Plan will be added to the participant's account.

     33. How will a participant's stock be voted at meetings of stockholders?

     A participant in the Plan may vote shares of Common Stock credited to his or her account in the same general manner as shareholders of record of the Company's Common Stock. Each participant will be furnished a proxy card and he or she may vote such shares as are held in his or her account either pursuant to such proxy or in person at a meeting of shareholders.

     34. What are the responsibilities of the Company and the Designated Agent under the Plan?

     In administering the Plan, the Company and its officers, employees and agents, and the Designated Agent, will not be liable for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death or with respect to any fluctuation in market value before or after purchase or sale of Common Stock.

     PARTICIPANTS SHOULD RECOGNIZE THAT NEITHER THE COMPANY NOR THE DESIGNATED AGENT CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE COMMON STOCK PURCHASED UNDER THE PLAN.

     35. May the Plan be changed or discontinued?

     The Company reserves the right to suspend, modify or terminate the Plan at any time. All participants will receive notice of any such suspension, modification or termination.

     36. Who interprets and regulates the Plan?

     The officers of the Company may take such actions to carry out the Plan as are not contrary to the terms and conditions of the Plan. In addition, the Company reserves the right to interpret and regulate the Plan as it deems desirable or necessary in connection with the operation of the Plan,

     Furthermore, if it appears to the Company that any participant is using or contemplating the use of the optional cash payment investment mechanism in a manner or with an effect that, in the sole judgment and discretion of the Company, is not in the best interests of the Company or its other shareholders, then the Company may decline to issue all or any portion of the shares of Common Stock for which any optional cash payment by or on behalf of such participant is tendered. Such optional cash payment (or the portion thereof not to be invested in shares of Common Stock) will be returned by the Company as promptly as practicable, without interest.


                         FEDERAL INCOME TAX INFORMATION

     THE FOLLOWING IS A SUMMARY OF FEDERAL TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN. SINCE THIS IS ONLY A SUMMARY AND SINCE STATE AND LOCAL TAX LAWS MAY VARY, A PARTICIPANT SHOULD CONSULT HIS TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF PARTICIPATING IN THE PLAN.

     Under Internal Revenue Service rulings, dividends which are reinvested by a participant under the Plan will be treated, for federal income tax purposes, as having been received by the participant in the form of a taxable stock distribution rather than as a cash dividend. A participant whose dividends on Common Stock are reinvested under the Plan in original issue shares of Common Stock purchased from the Company will therefore be treated as having received a distribution equal to the fair market value, on the date such purchases are made, of the shares acquired through such reinvestment. A participant whose dividends on Common Stock are reinvested under the Plan in shares of Common Stock purchased in the open market will be treated as having received a distribution equal to the purchase price of such shares plus an additional distribution in the amount of his pro rata share of any brokerage fees paid by the Company.

     A participant whose dividends on Preferred Stock are reinvested under the Plan in shares of Common Stock will be treated as having received a distribution equal to the purchase price of such shares of Common Stock.

     Generally, a participant for whom shares of Common Stock are purchased with optional cash payments will not be treated as having received a distribution with respect to the shares so purchased. However, participants whose shares of Common Stock are purchased in open market transactions with optional cash payments are treated as having received an additional distribution in the amount of their pro rata share of any brokerage fees paid by the Company.

     All distributions will be treated as dividends and will be taxable as ordinary income to the extent of the Company's earnings and profits. To the extent that a distribution exceeds the Company's earnings and profits, it is deemed to be a return of capital. A return of capital reduces a shareholder's basis in his shares, but not below zero. To the extent a return of capital reduces a shareholder's basis, no gain is recognized and to the extent a return of capital exceeds a shareholder's basis, it is treated as a capital gain. Form 1099 sent to each participant annually will indicate the total amount of dividends paid to the participant.

     A corporate recipient of dividends reinvested under the Plan will be entitled to a dividends-received deduction allowed by Section 243 of the Internal Revenue Code. However, if such corporate recipient is subject to the alternative minimum tax, a portion of the dividends-received deduction will be treated as an adjustment that increases alternative minimum taxable income.

     A participant's basis in shares purchased in the open market with either reinvested dividends or optional cash payments will be equal to the purchase price of such shares, increased by the amount of brokerage fees paid by the Company. A participant's basis in original issue shares purchased from the Company with reinvested dividends on Common Stock will be equal to the fair market value of such shares on the date such purchases are made. A participant's basis in original issue shares purchased from the Company with optional cash payments or reinvested dividends on Preferred Stock will be equal to the price paid for such shares.

     A participant will not realize any taxable income when he receives certificates for whole shares credited to his account, either upon request for such certificates or upon withdrawal from or termination of the Plan.

     A participant who receives, upon withdrawal from or termination of the Plan, a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss will also be realized by the participant when whole shares are sold pursuant to the participant's request when he withdraws from the Plan or when whole shares are sold or exchanged by the participant himself after the shares have been withdrawn from the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his shares or fraction of a share and his tax basis therefor less the portion, if any, of dividends received thereon constituting a return of capital (nontaxable distributions) for federal tax purposes.

     A participant's holding period for shares of Common Stock acquired through the Plan will begin on the day following the purchase of such shares.

     Temporary and Proposed "Backup Withholding" Regulations have been promulgated by the Internal Revenue Service. Under these regulations, dividends which are reinvested pursuant to the Plan may be subject to the withholding tax generally applicable to dividends unless the participant provides the Company with a certified statement of the participant's taxpayer identification number. Similar provisions exist under the tax laws of the State of Maine.

     In the case of those foreign participants whose dividends are subject to United States income tax withholding, the Company, to the extent permitted by law, will apply the net amount of any dividend which is being reinvested by such participant, after the deduction of taxes, to the purchase of shares of Common Stock.

     Foreign participants who indicate Optional Cash Payments Only on the Shareholder Authorization Form will continue to receive cash dividends on shares not included in the Plan in the usual manner. Optional cash payments received from them must be by check or money order payable in United States dollars and will be invested in the same manner as optional cash payments from other participants.


                                 USE OF PROCEEDS

     No proceeds will be realized by the Company when Plan shares are purchased on the open market. The Company has not determined the number of original issue shares that will be purchased directly from the Company under the Plan, and the amount of proceeds of any such shares. The proceeds to the Company from the issuance and sale of any original issue shares are expected to be used for the Company's continuing construction program and for other general corporate purposes.

                           EXPERTS AND LEGAL OPINIONS

     The financial statements and schedules of the Company, which are incorporated herein by reference to the Company's Annual Report on Form l 0-K for the year ended December 31, 1990, have been examined by Arthur Andersen & Co., independent public accountants, as indicated in their report with respect thereto. Such financial statements and schedules are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

     The legality of the Common Stock offered hereby has been passed upon for the Company by William M. Finn, Esquire, Corporate Counsel of the Company.

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         No dealer, salesman or other person is
authorized to give any information or to make any          Dividend Reinvestment
representation other than those contained in this             and Common Stock
Prospectus and, if given or made, such information             Purchase Plan
or representation must not be relied upon as having
been authorized by the Company.  This Prospectus
does not constitute an offer by the Company to sell,           CENTRAL MAINE
or a solicitation of an offer to buy any security              POWER COMPANY
offered hereby in any jurisdiction to any person to
whom it is unlawful to make such offer or
solicitation in such jurisdiction.  Neither the                 Common Stock
delivery of this Prospectus nor any sale made             $5 Par Value Per Share
hereunder shall under any circumstances create
any implication that there has been no change in
the affairs of the Company since the date hereof or
that the information contained herein is correct or
complete as of any time subsequent to the date
hereof.
                                                             ------------------
                   _____________________                         PROSPECTUS
                                                             ------------------

                     TABLE OF CONTENTS


                                                Page
Available Information........................    2
Incorporation of Certain Documents
  by Reference...............................    3
The Company..................................    3
Description of the Plan......................    3          Dated June 12, 1991
Federal Income Tax Information...............   18
Use of Proceeds..............................   20
Experts and Legal Opinions...................   21


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--------------------------------------------------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS


Item 15.  Indemnification of Directors and Officers.

     Subsection 1 of Section 719 of the Maine Business Corporation Act empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which he shall have been finally adjudicated not to have acted honestly or in the reasonable belief that his action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or conviction adverse to such person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not act honestly or in the reasonable belief that his action was in or not opposed to the best interests of the corporation or its shareholders, or in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 719 further provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection 1 of Section 719, or in defense of any claim, issue or matter referred to therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith; that the indemnification provided for by Section 719 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise; and that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under Section 719.

     The By-Laws of the Registrant provide, in effect, that the Registrant will provide the indemnity described in Section 719 of the Maine Business Corporation Act, to the extent and under the circumstances described therein. The By-Laws also provide that the Registrant (i) shall have the power to purchase insurance on behalf of any director, officer, employee or agent against any liability and expenses incurred in connection with any proceedings to the extent permitted by applicable law, and (ii) may enter into indemnity agreements with any director, officer, employee or agent to the extent permitted by applicable law.

     The Registrant has in effect liability insurance protecting its directors and officers against liability by reason of their being or having been directors or officers, as permitted by the By-Laws of the Registrant.


Item 16. Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Augusta, Maine, on the 24th day of August, 1998.

                                            CMP GROUP, INC.

                                            By /s/ David T. Flanagan
                                            Name: David T. Flanagan
                                            Title: President and Director

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                     Title                         Date

/s/ David T. Flanagan                  President and             August 24, 1998
------------------------------           Director
   (David T. Flanagan)          (Principal Executive Officer)


/s/ David E. Marsh              Chief Financial Officer and      August 24, 1998
------------------------------          Director
   (David E. Marsh)              (Principal Financial and
                                    Accounting Officer)


 /s/ Arthur W. Adelberg         Executive Vice President and     August 24, 1998
 -----------------------------           Director
    (Arthur W. Adelberg)

                                INDEX TO EXHIBITS


Exhibit No.                                                    Description

2. Form of Agreement and Plan of Merger (Incorporated by reference to Appendix I to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-49677))

3.1 Form of Articles of Amendment of Registrant (Incorporated by reference to Appendix II to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-49677))

3.2 Form of By-Laws of Registrant (Incorporated by reference to Appendix III to Registrant's Pre-Effective Amendment No. 1 to Proxy Statement and Prospectus on Form S-4 (File No. 333-49677))

5.                  Opinion of Anne M. Pare, Esq.

23.                 Consent of PricewaterhouseCoopers LLP